EXHIBIT 10.1

Champion Industries, Inc.
Second Amendment and Waiver To Credit Agreement

This Second Amendment and Waiver to Credit Agreement (herein, this “Amendment”) is entered into as of March 31, 2010, by and among Champion Industries, Inc. (the “Borrower”), Fifth Third Bank, an Ohio banking corporation, as a Lender, L/C Issuer, and Administrative Agent for the Lenders (the “Administrative Agent”) and the other Lenders party hereto.

Preliminary Statements

A.The Borrower, the Lenders, and the Administrative Agent are party to a Credit Agreement, dated as of September 14, 2007 (as heretofore amended and as the same may further be amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.The Borrower has informed the Administrative Agent and the Lenders that it has failed to comply certain sections of the Credit Agreement prior to the date hereof, as more fully described below.  The Lenders have agreed to waive the resulting defaults under the terms and conditions set forth in this Amendment.

C.The Borrower and the Lenders have also agreed to amend certain sections of the Credit Agreement under the terms and conditions set forth in this Amendment.

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.Waivers.

1.1. The Borrower has advised the Administrative Agent and the Lenders of the specific violations of the Credit Agreement expressed on Schedule 2 hereto (such violations are collectively referred to as the “Violations”).

1.2.Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders and the Administrative Agent hereby acknowledge the Violations and waive any Default or Event of Default arising solely from the Violations.  The Borrower acknowledges that the waivers under this Section 1 are specifically limited to the Violations (and any Default or Event of Default arising solely from the Violations).  Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall stand and remain in full force and effect.

Section 2.Amendments.

     Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:

2.1.The definitions of “Applicable Margin”, “Base Rate”, “Borrowing Base”, “EBITDA”, “Excess Availability”, “L/C Sublimit”, “Required Lenders”, “Reuters Screen LIBOR01 Page” and “Swing Line Sublimit” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Applicable Margin” means a rate per annum equal to:  (i) with respect to Eurodollar Loans and Letter of Credit fees under Section 2.13(b) hereof, 5.50%, (ii) with respect to Base Rate Loans bearing interest at the Floating Rate, 6.00%, (iii) with respect to Base Rate Loans bearing interest at the Prime Rate, 3.75% and (iv) with respect to the Commitment Fee, 0.75%.

“Base Rate” means, for any day, for a Borrowing of Base Rate Loans, (a) the Floating Rate for such date, if such rate is available, and (b) if the Floating Rate is not available, the Prime Rate for such date.

“Borrowing Base”  means, as of any time it is to be determined, the sum of:

(a)85% (or such lesser percentage as the Administrative Agent may determine from time to time pursuant to Section 2.2 hereof) of the remainder of the then outstanding unpaid amount of Eligible Receivables less any and all returns, rebates, discounts (which may, at the Administrative Agent’s option, be calculated on the shortest terms), credits, allowances, finance charges, and/or taxes of any nature at any time issued, owing, available to or claimed by Account Debtors and/or granted, outstanding or payable in connection with such Eligible Receivables at such time; plus

(b)the lesser of (i) $6,000,000 and (ii) 50% (or such lesser percentage as the Administrative Agent may determine from time to time pursuant to Section 2.2 hereof) of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied in accordance with GAAP) of Eligible Inventory; provided that Eligible Inventory consisting of work-in-process shall account for no more than $1,500,000 of the value of the Borrowing Base;

provided further that the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the Borrowing Base Certificates furnished from time to time by the Borrower pursuant to this Agreement and, if required by the Administrative Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Administrative Agent pursuant hereto or pursuant to any such Collateral Document.

“EBITDA” means with reference to any period, Net Income for such period minus (a) non-cash extraordinary gains for such period, plus (b) the cash proceeds of any Subordinated Indebtedness issued after the Second Amendment Effective Date and on or before that date which is two Business Days after the date the Borrower is required to deliver a compliance certificate pursuant to Section 6.1(c) hereof with respect to such period, and (c) the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state, and local income taxes for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-cash, non-recurring extraordinary charges (but not including any non-cash Restructuring Charges, as defined below) for such period, to the extent approved in writing by the Administrative Agent in its sole discretion, (v) with respect to any period that includes any fiscal quarter of the Borrower ending on or before October 31, 2010, Restructuring Payments incurred during such period plus any non-cash, non-recurring charges incurred during such period in connection with the Restructuring Plan (collectively, including Restructuring Payments, “Restructuring Charges”); provided, that, these Restructuring Charges may not exceed the estimated amount expressed for such specific charges in the Restructuring Plan, except for increases approved by the Administrative Agent in its sole discretion; provided further, that, the aggregate amount of Restructuring Charges included under this clause (v) shall not exceed $2,500,000 in the aggregate, and (vi) to the extent that the aggregate amount of Restructuring Charges incurred during the Borrower’s fiscal year ending on or about October 31, 2010, is less than $2,500,000 (the amount by which such charges is less than $2,500,000, the “Unused Restructuring Amount”), with respect to any period that includes the Borrower’s fiscal quarter ending on or about January 31, 2011, Restructuring Charges incurred during such fiscal quarter in an amount not to exceed the lesser of (I) the Unused Restructuring Amount and (II) $250,000.

“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the lesser of the Borrowing Base as then determined and computed or the Revolving Credit Commitment as then in effect exceeds (b) the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding.

“L/C Sublimit” means, as of the Second Amendment Effective Date, $3,000,000, as reduced pursuant to the terms hereof.

“Leverage Ratio” means, as of the date of determination thereof, the ratio of Total Funded Debt of the Borrower and its Subsidiaries as of such date to EBITDA for the period of four fiscal quarters then ended; provided that for purposes of this definition, EBITDA  for the fiscal quarter of the Borrower ending July 31, 2009, shall be equal to $2,231,000, EBITDA for the fiscal quarter of the Borrower ending October 31, 2009, shall be equal to $2,882,000 and EBITDA for the fiscal quarter of the Borrower ending January 31, 2010 shall be equal to $2,412,000.

“Reuters Screen LIBOR01 Page” means the display designated as the “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits (“BBA LIBOR”) or such other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time).

“Swing Line Sublimit” means, as of the Second Amendment Effective Date, $3,000,000, as reduced pursuant to the terms hereof.

2.2.Clause (h) of the defined term “Eligible Receivables” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(h)is not unpaid more than 90 days, except as otherwise agreed to in writing by the Administrative Agent, after the original invoice date;

2.3.Clause (a) of the defined term “Interest Period” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(a) in the case of a Eurodollar Loan, 1 or 2 months thereafter, and

2.4.The last sentence of the defined term “Revolving Credit Commitment” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $17,000,000 on the Second Amendment Effective Date.

2.5.The last sentence of the defined term “Term Loan Commitment” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

The aggregate principal amount of the Term Loans of the Lenders outstanding on the Second Amendment Effective Date is $48,407,442.00.

2.6.The defined term “Total Consideration” set forth in Section 1.1 of the Credit Agreement shall be amended by deleting the reference to “Base Rate” therein and substituting therefor the term “Prime Rate”.

2.7.Section 1.1 of the Credit Agreement shall be further amended by adding the following new defined terms in their appropriate alphabetical location:

“Contribution Agreement” means the Contribution Agreement and Cash Collateral Security Agreement dated on or about the Second Amendment Effective Date, by and among Marshall T. Reynolds, the Borrower and the Administrative Agent, as amended, restated, supplemented or modified from time to time.

“Fixed Charge Coverage Ratio” means the ratio of (i) EBITDA for the twelve calendar months then ended minus Capital Expenditures during such period not financed with Indebtedness (which, for purposes of this covenant, will not include Revolving Loans) to (ii) Fixed Charges for the same twelve calendar months then ended; provided that for purposes of this definition, the calculation of the Fixed Charge Coverage Ratio on or about April 30, 2010, shall be for the three calendar month period ending on such date; the calculation of the Fixed Charge Coverage Ratio on or about July 31, 2010, shall be for the six calendar month period ending on such date; and the calculation of the Fixed Charge Coverage Ratio on or about October 31, 2010, shall be for the nine calendar month period ending on such date.

“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (“Principal Payments”) of the Borrower and its Subsidiaries (for purposes of clarity, Excess Cash Flow payments made pursuant to Section 2.8(b)(iii) of the Credit Agreement do not constitute Principal Payments), plus (b) the cash portion of any Interest Expense paid or to be paid for such period, plus (c) federal, state, and local income taxes paid in cash during such period (for the avoidance of doubt, cash Tax Refunds received during any such period shall not be subtracted from such income taxes paid in cash), plus (d) Restricted Payments made during such period, plus (e) Restructuring Payments made during such period; provided that, for purposes of determining Fixed Charges, any Restructuring Payments that are lease settlement payments, termination fees or other lump-sum or similar payments (each, a “Satisfaction Payment”) made pursuant to the Restructuring Plan in satisfaction of a larger payable amount owed by the Borrower or a Subsidiary may be divided and allocated on a straight-line basis over a twelve-month term, upon written confirmation in form and substance acceptable to the Administrative Agent from the Borrower’s external auditor of (i) such Satisfaction Payment, (ii) the larger obligation which it satisfies, and (iii) the term of such larger obligation.

“Floating Rate” means for any day the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) fixed by the British Bankers’ Association at 11:00 a.m. (London, England time) on such date relating to quotations for the one month London Inter-Bank Offered Rates on deposits in Dollars as published on Bloomberg LP; provided that, for any day such rate is not fixed by the British Bankers’ Association, the rate shall be such rate fixed by the British Bankers’ Association on the immediately prior Business Day.

“Material Transaction” means any potential, planned or incurred restructuring of operations, combination or reorganization of any business divisions, elimination or dissolution of any business division or Subsidiary, sale of assets not in the ordinary course of business, sale of any Subsidiary, refinancing of Indebtedness, receipt of cash equity contributions or other similar transaction.

“Prime Rate” means for any day the greatest of:  (i) the rate of interest announced by the Administrative Agent from time to time as its “prime rate” as in effect on such day, with any change in the Prime Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Administrative Agent’s best or lowest rate), (ii) the sum of (x) the Federal Funds Rate, plus (y) 1/2 of 1% and (iii) the sum of (x) the Adjusted LIBOR that would be applicable to a Eurodollar Loan with a 1 month Interest Period advanced on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (y) 1.00%.

“Restructuring Payments” means those cash payments made by the Borrower and its Subsidiaries for non-recurring costs and expenses arising from contracts and other commitments that the Borrower and its Subsidiaries have incurred pursuant to the Restructuring Plan, including, without limitation, lease, utility, severance, relocation, legal, accounting and property tax expenses.

“Restructuring Plan” means that plan prepared by Duff & Phelps, dated January 29, 2010, for restructuring, integrating and discontinuing of certain operations of the Borrower and its Subsidiaries to reduce costs and otherwise improve profitability that was delivered by the Borrower to the Administrative Agent prior to the Second Amendment Effective Date.

“Second Amendment Effective Date” means March 31, 2010.

“Subordinated Indebtedness” means any Indebtedness of the Borrower and its Subsidiaries that is subordinated to the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability in a manner acceptable to the Administrative Agent in its sole discretion, including, without limitation, the Indebtedness evidenced by the Subordinated Notes.

“Subordinated Notes” means, collectively, the Subordinated Promissory Note dated as of the Second Amendment Effective Date made by the Borrower in favor of Marshall T. Reynolds in the principal amount of up to $2,500,000 and the Promissory Note dated as of December 29, 2009 made by the Borrower in favor of Marshall T. Reynolds in the principal amount of $3,000,000.

“Subordination Agreement” means the Debt Subordination Agreement dated as of December 29, 2009, by and between Mr. Marshall T. Reynolds and the Administrative Agent, as amended, modified, supplemented or restated from time to time.

“Tax Refunds”  means all state and federal income tax refunds and proceeds thereof, including, without limitation, interest thereon, in respect of taxes of the Borrower and its Subsidiaries.

2.8.Section 2.2 of the Credit Agreement shall be amended by adding a new sentence to the end thereof to read as follows:

The Administrative Agent and the Borrower agree that, without limiting the foregoing, on the Second Amendment Effective Date, the reserve against the amount of Revolving Credit which the Borrower may otherwise request hereunder shall equal $1,000,000.

2.9.Clause (ii) of Section 2.3(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(ii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 3.0% plus the Applicable Margin plus the Base Rate from time to time in effect (computed (x) to the extent the Floating Rate is applicable, on the basis of a year of 360 days and actual days elapsed and (y) to the extent the Prime Rate is applicable, on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed).

2.10.Sections 2.4(a) and 2.4(c) of the Credit Agreement shall be amended and restated in their entirety to read as follows:

(a)Base Rate Loans.  Each Base Rate Loan made or maintained by a Lender shall bear interest (computed (x) to the extent the Floating Rate is applicable, on the basis of a year of 360 days and actual days elapsed and (y) to the extent the Prime Rate is applicable, on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on the last Business Day of each month and at maturity (whether by acceleration or otherwise).

(c)Default Rate.  While any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

(i)for any Base Rate Loan and any Swing Loan bearing interest at the Base Rate, the sum of 2.0% per annum plus the Applicable Margin plus the Base Rate from time to time in effect; and

(ii)for any Eurodollar Loan and any Swing Loan bearing interest at the Administrative Agent’s Quoted Rate, the sum of 2.0% per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

provided, however, that in the absence of acceleration, any increase in interest rates pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower.  While any Event of Default exists or after acceleration, accrued interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

2.11.Clause (i) of Section 2.5(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

(i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non-payment and

2.12.Section 2.8(b) of the Credit Agreement is amended by inserting a new subclause (vii) at the end thereof to read as follows:

(vii) If on or after the Second Amendment Effective Date the Borrower receives any Tax Refunds, the Borrower shall prepay the Obligations by an amount equal to the amount of such proceeds, and, if the Administrative Agent receives any Tax Refunds, the Administrative Agent shall apply such Tax Refunds to effect such prepayment.  The amount of each such prepayment shall be applied first to the outstanding Term Loans until paid in full and then to the Revolving Loans until paid in full and then to the Swing Loans.

2.13.The last sentence of Section 2.10 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Any termination of the Commitments pursuant to this Section 2.10 may not be reinstated without the written consent of each of the Lenders.

2.14.Clause (i) of Section 2.11(b) of the Credit Agreement shall be amended and restated in their entirety to read as follows:

(i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed (x) to the extent the Floating Rate is applicable, on the basis of a year of 360 days and actual days elapsed and (y) to the extent the Prime Rate is applicable, on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) or

2.15.The first sentence of Section 2.13(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)Letter of Credit Fees.  On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.3 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to .250% of the face amount of (or of the increase in the face amount of) such Letter of Credit.  Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter; provided that, while any Event of Default exists or after acceleration, such rate shall increase by 2% over the rate otherwise payable and such fee shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders; provided, however, that in the absence of acceleration, any rate increase pursuant to the foregoing proviso shall be made at the direction of the Administrative Agent, acting at the request or with the consent of the Required Lenders.

2.16.Clause (ii) of Section 4.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

(ii)until a Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on local petty cash deposit accounts maintained by the Borrower and its Subsidiaries in proximity to their operations need not be perfected provided the total amount on deposit at any one time not so perfected shall not exceed $100,000 in the aggregate and Liens on payroll accounts maintained by the Borrower and its Subsidiaries need not be perfected provided the total amount on deposit at any time does not exceed the current amount of their payroll obligation, and

2.17.Sections 6.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)Monthly and Quarterly Reports.  (i) Within 20 days after the end of each fiscal month of the Borrower, commencing with the first fiscal month of the Borrower ending after the Second Amendment Effective Date:

(A)the Borrower’s consolidated and consolidating balance sheet as at the end of such fiscal month and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal month and for the elapsed portion of the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Borrower in accordance with GAAP, setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, all of which shall be certified by the chief financial officer or other officer of the Borrower acceptable to the Administrative Agent that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes;

(B)a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of the immediately preceding month, together with such other information as therein required, prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent and an accounts receivable aging, an accounts payable aging, a cash reconciliation, and an inventory stock status report, each in reasonable detail prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;

(C)through July 31, 2011, and at any time thereafter as requested by the Administrative Agent, a certificate of the chief financial officer or other officer of the Borrower acceptable to the Administrative Agent confirming EBITDA for the month then-ended, EBITDA for the twelve months then ending, EBITDA for the Borrower’s fiscal year to the date of such month end and the corresponding EBITDAs for the month, twelve months and year-to-date ending on or about the same date in the Borrower’s immediately prior fiscal year;

(D)a report prepared by the Borrower and certified by its chief financial officer or other officer acceptable to the Administrative Agent certifying the deposit account balances of the Borrower and its Subsidiaries for the month then-ended in form acceptable to the Administrative Agent in its sole discretion; provided that, the Borrower will in no event report any information regarding closed deposit accounts except to the extent requested by the Administrative Agent or a Lender; and

(E)a report prepared by the Borrower and certified by its chief financial officer or other officer acceptable to the Administrative Agent certifying the headcount reductions of the Borrower and its Subsidiaries for the month then ended by division, compared against headcounts for the same divisions for comparable periods of the prior year, in a form acceptable to the Administrative Agent in its sole discretion and in the same detail as previously provided to the Administrative Agent in reports prepared by Duff & Phelps with respect to headcount reductions of the Borrower and its Subsidiaries; and

(ii)within 45 days after the end of each fiscal quarter of the Borrower, commencing with the Borrower’s fiscal quarter ending on or about April 30, 2010, a report, in form and substance acceptable to the Administrative Agent, from Arnett & Foster, P.L.L.C., or a different firm of independent public accountants of recognized national standing selected by the Borrower and acceptable to the Administrative Agent confirming (x) Restructuring Payments during such quarter and (y) expense reductions made by the Borrower and its Subsidiaries during such quarter, the amount of such expense reductions (including without limitation, reductions in cost of goods sold and selling, general and administrative expenses made pursuant to the Restructuring Plan) and the timing of such reductions, together with corresponding figures for such expenses expressed by quarter for the Borrower’s prior fiscal year, each in form reasonably acceptable to the Administrative Agent, including, without limiting the foregoing, details with respect to the allocation of such expenses to divisions of the Borrower and its Subsidiaries and with no less detail than that previously provided to the Administrative Agent in the reports prepared by Duff & Phelps with respect to the Borrower’s expense reductions.

2.18.Section 6.1(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

(e)Notice of Default, Litigation and Restructuring Plan Discrepancy.  Promptly, and in any event within two Business Days after any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any other event which could reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the commencement of, or threat of, or any significant development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (iii) the occurrence of any material discrepancy between the Restructuring Plan and actual performance by the Borrower and its Subsidiaries.

2.19.Section 6.1 of the Credit Agreement shall be further amended by inserting a new clause (j) at the end thereof to read as follows:

(j)Restructuring Information.  Promptly after the Borrower’s receipt thereof, and in any event within 2 Business Days after receipt thereof, copies of any and all information regarding any Material Transaction involving the Borrower or any Subsidiary (including, without limitation, any proposal, letter of intent, term sheet or similar writing), together with a detailed written summary in form reasonably acceptable to the Administrative Agent prepared by the Borrower’s chief executive officer, chief financial officer and/or such other officers of the Borrower acceptable to the Administrative Agent summarizing the material terms of any Material Transaction and any material discussions regarding such Material Transaction.

2.20.Section 6.11 of the Credit Agreement shall be amended by deleting the “.” at the end of clause (e), substituting therefore the phrase “; and” and adding a new clause (f) to the end thereof to read as follows:

(f)Subordinated Indebtedness owed to Marshall T. Reynolds in a principal amount not to exceed $5,500,000, as reduced by permitted payments thereon.

2.21.Section 6.15 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 6.15. Dividends and Certain Other Restricted Payments.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests, (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (collectively, referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent (x) the making of dividends or distributions by any Wholly-owned Subsidiary of the Borrower to its parent corporation and (y) dividends or other distributions by the Borrower on or after January 31, 2011 in respect of any class or series of its equity interests (each, a “Stockholder Distribution”), so long as, with respect to each Stockholder Distribution, (A) the Borrower shall have delivered to the Administrative Agent  compliance certificates required by Section 6.1(c) hereof evidencing that the Borrower has achieved (i) a Fixed Charge Coverage Ratio of at least 1.20 to 1.00 and (ii) a Leverage Ratio of no greater than 4.00 to 1.00, each as of the last day of the two consecutive fiscal quarters of the Borrower immediately preceding such Stockholder Distribution, (B) no Default or Event of Default shall exist, or shall exist after giving effect to the proposed Stockholder Distribution, including with respect to the covenants contained in Section 6.20 on a pro forma basis, and the Borrower shall have delivered to the Administrative Agent prior to the proposed Stockholder Distribution a compliance certificate in the form of Exhibit E attached hereto evidencing such pro forma compliance with Section 6.20, and (C) the Borrower shall have Excess Availability greater than $2,000,000.00 immediately after giving effect to such Stockholder Distribution.

2.22.Section 6.20 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 6.20. Financial Covenants.  (a) Leverage Ratio.  The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, permit the Leverage Ratio on such date to be greater than:
Fiscal quarter ending on or about:	The Leverage Ratio shall not be greater than:
April 30, 2010	6.50: 1.00
July 31, 2010	6.00: 1.00
October 31, 2010	5.50: 1.00
January 31, 2011	5.00: 1.00
April 30, 2011	4.50:1.00
July 31, 2011	4.25: 1.00
October 31, 2011	4.00: 1.00
January 31, 2012	3.75: 1.00
April 30, 2012 and at each quarter end thereafter	3.50:1.00

(b)Fixed Charge Coverage Ratio.  As of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, the Borrower shall maintain on such date a Fixed Charge Coverage Ratio of greater than:
Fiscal quarter ending on or about:	The ratio of EBITDA to Fixed Charges shall not be greater than:
April 30, 2010	1.00: 1.00
July 31, 2010	1.00: 1.00
October 31, 2010	1.00: 1.00
January 31, 2011	1.00: 1.00
April 30, 2011	1.10:1.00
July 31, 2011	1.10: 1.00
October 31, 2011	1.10: 1.00
January 31, 2012	1.10: 1.00
April 30, 2012 and at all times thereafter	1.20:1.00

(c)Intentionally Deleted.

(d)Minimum EBITDA.  The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, permit the EBITDA for the twelve calendar months then ended to be less than:
Fiscal quarter ending on or about:	EBITDA shall not be less than:
April 30, 2010	$2,700,000
July 31, 2010	$5,400,000
October 31, 2010	$8,900,000
January 31, 2011	$11,800,000
April 30, 2011	$11,850,000
July 31, 2011	$11,900,000
October 31, 2011	$12,000,000
January 31, 2012	$12,500,000
April 30, 2012	$13,100,000
July 31, 2012	$13,600,000
October 31, 2012	$14,300,000

; provided that, notwithstanding anything in this Section to the contrary, the calculation of the EBITDA on or about April 30, 2010, shall be for the three calendar month period ending on such date; the calculation of the EBITDA on or about July 31, 2010, shall be for the six calendar month period ending on such date; and the calculation of the EBITDA on or about October 31, 2010, shall be for the nine calendar month period ending on such date.

(e)Maximum Capital Expenditures.

(i)During any fiscal year of the Borrower, the Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures in an aggregate amount in excess of:
The Borrower’s Fiscal year ending on or about:	Capital Expenditures shall not exceed:
October 31, 2010	$2,000,000.00
October 31, 2011	$2,000,000.00
October 31, 2012 and each October 31 thereafter	$2,500,000.00

(f)Minimum Revolving Loan Availability.  At all times, the Borrower shall have Excess Availability equal to or greater than $1,000,000.

2.23.Section 6.22 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 6.22.  Integrated Cash Management System and Deposit Accounts.  The Borrower shall maintain an integrated cash management system with the Administrative Agent, including a concentration account maintained with the Administrative Agent with a balance of at least $750,000 at all times; provided that, if the cash balance in the concentration account is at any time less than $750,000, the Borrower shall cause such balance to be in compliance with this Section 6.22 within five (5) Business Days of the Administrative Agent sending notice to the Borrower regarding such deficiency.  The Borrower will also, and will cause each of its Subsidiaries to, maintain all its deposit and operating accounts with the Administrative Agent; provided that, notwithstanding the foregoing, the Borrower may maintain those deposit accounts with United Bank, Regions Bank and First Tennessee Bank expressly listed on Schedule E to the Security Agreement, as delivered pursuant to Section 3.8 hereof and such other deposit accounts consented to in writing by the Administrative Agent.

2.24.Section 6 of the Credit Agreement shall be further amended by adding the following new sections to the end thereof to read as follows:

Section 6.26.  Chief Executive Officer Meetings.  Through and including the month of December 2010, the Borrower’s Chief Executive Officer shall conduct at least one meeting per calendar month for the purpose of (a) informing the Lenders of the Borrower’s efforts to reduce the Leverage Ratio, (b) discussing the Borrower’s recent and projected performance and (c) discussing such other matters as any Lender may reasonably request; provided that the Borrower shall deliver to the Administrative Agent and the Lenders at least one week advance written notice of the time and location of, and call-in information for, any such meeting and such meetings shall at all times be held on Business Days and during regular business hours.

Section 6.27.  Strategic Discussions and Reporting.  The Borrower shall at all times (a) use its best efforts to engage in strategic discussions with third parties to mitigate risk to the Lenders and (b) cause Duff & Phelps to provide monthly reports  to the Administrative Agent and the Lenders summarizing the Borrower’s progress with respect to any and all Material Transactions involving the Borrower or any Subsidiary, each such summary report to be in a form acceptable to the Administrative Agent and the Borrower.

Section 6.28.  Reynolds Financial Statements.  No later than May 31, 2010, the Borrower shall have delivered to the Administrative Agent copies of Marshall T. Reynolds’ duly-executed and dated personal financial statements for the 2009 calendar year, certified as true and correct by Marshall T. Reynolds, in a form acceptable to the Administrative Agent.

Section 6.29. Tax Returns.  Prior to or simultaneously with submission thereof to any federal or state tax authority, the Borrower shall deliver to the Administrative Agent copies of the Borrower’s federal and state income tax returns.

Section 6.30. Subordinated Indebtedness.  Except to the extent permitted by the Subordinated Notes, the Contribution Agreement and the Subordination Agreement, the Borrower shall not (a) amend or modify any of the terms or conditions relating to Subordinated Indebtedness, (b) make any voluntary prepayment of Subordinated Indebtedness or effect any voluntary redemption thereof, or (c) make any other payment or redemption on account of Subordinated Indebtedness that is prohibited under the terms the Subordinated Notes, the Subordination Agreement or of any other instrument or agreement subordinating the same to the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability.  Notwithstanding the foregoing, the Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Indebtedness beyond the current due dates therefor.

2.25.Section 7.1 of the Credit Agreement shall be amended by deleting the “.” at the end of clause (k), substituting therefore the phrase “; or” and adding a new clause (l) to the end thereof to read as follows:

(l)any default or event of default shall occur and be continuing under the Contribution Agreement or the Subordination Agreement.

2.26.Schedule 1 of the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 1 attached hereto.

2.27.Schedule 5.10 of the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 5.10 attached hereto.

2.27.Schedule 1 to Exhibit E to the Credit Agreement shall be amended and restated in its entirety in the form of the Schedule 1 to Compliance Certificate attached hereto.

2.28.Schedule 1 to Exhibit G to the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 1 to Borrowing Base Certificate attached hereto.

2.29.Notwithstanding anything to the contrary in the Credit Agreement, any and all references to the terms “Fixed Charges A” and “Fixed Charges B” shall be deleted in their entirety.

Section 3.Condition Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.The Borrower, the Lenders party hereto and the Administrative Agent shall have executed and delivered this Amendment and the Guarantors shall have executed and delivered the attached Reaffirmation and Consent.

3.2.The Administrative Agent shall have received the Contribution Agreement duly executed by Marshall T. Reynolds, the Borrower and the Administrative Agent, in a form acceptable to the Administrative Agent, and all conditions precedent set forth therein shall have been satisfied.

3.3.The Administrative Agent shall have received certified copies of the resolutions of the board of directors (or similar governing body) of the Borrower and each of the Guarantors approving and authorizing such Person’s execution, delivery and performance of this Amendment and the Reaffirmation and Consent, respectively, to which it is party.

3.4.After giving effect to this Amendment, including without limitation payment of all fees and expenses associated herewith, the Excess Availability shall not be less than $5,000,000.

3.5.The Borrower’s accounts payable shall be acceptable to the Administrative Agent, in its sole discretion, and, without limiting the foregoing, shall contain no right of offset, high discounts or other unusual arrangements.

3.6.The Administrative Agent shall have received, on behalf of each Lender, the favorable written opinion of counsel to the Borrowers and the Guarantors, in form and substance satisfactory to the Administrative Agent.

3.7.The Administrative Agent shall have received IRS Form 2848, Department of Treasury Forms 234 and 235 and corresponding West Virginia Department of Revenue forms, each completed in a manner requested by the Administrative Agent and duly executed by the Borrower, pursuant to which the Borrower shall agree and request that the Tax Refunds be paid directly to the Administrative Agent.

3.8.The Administrative Agent shall have received certified amended and restated schedules to the Security Agreement, in form and substance acceptable to the Administrative Agent.

3.9.The Borrower shall have delivered to the Administrative Agent a duly-executed Correction of Deed of Trust and Security Agreement with Assignment of Rents dated as of the Second Amendment Effective Date and a date-down endorsement issued by the First American Title Insurance Company to Title Insurance Policy Number FA-31-1018943, each in form and substance acceptable to the Administrative Agent,.

3.10.Each of the representations and warranties expressed in the Purchase Agreement shall be true and correct in all material respects on and as of the Second Amendment Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

3.11.The Borrower shall have paid all fees and expenses associated with this Amendment including, without limitation, an upfront fee in an amount equal to $250,000.00 for the ratable use and benefit of the Lenders, including the Administrative Agent, according to their Percentages, which upfront fee shall be fully-earned when due.

3.12.The Borrower shall have closed, and shall have caused each Subsidiary to close, each deposit account maintained with institutions other than the Administrative Agent that are not subject to a deposit account control agreement in favor of the Administrative Agent that is acceptable to the Administrative Agent in its sole discretion; provided that, notwithstanding the foregoing, the Borrower shall not be required to close deposit accounts maintained with institutions other than the Administrative Agent to the extent that the aggregate amount held in such accounts does not at any time exceed $100,000.00.

3.13.The Administrative Agent shall have received such other agreements, documents, certificates, and opinions as the Administrative Agent may reasonably request.

3.14.Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

Section 4.Representations and Warranties.

The Borrower represents and warrants to the Required Lenders that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct in all material respects on and as of the Second Amendment Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (ii) except for any Default or Event of Default arising solely from the Violations expressly waived herein, no Default and no Event of Default exists or will exist after giving effect hereto, including, without limitation, due to any violation of Section 4 of the Credit Agreement; and (iii) without limiting the effect of the foregoing, the Borrower’s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

Section 5.Collateral.

The Borrower has heretofore executed and delivered to the Administrative Agent the Collateral Documents and the Borrower hereby agrees that notwithstanding the execution and delivery of this Amendment, the Collateral Documents shall remain in full force and effect and shall secure the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability; and the rights and remedies of the Lenders under the Collateral Documents, obligations of the Borrower thereunder, and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

Section 6.Miscellaneous.

6.1Except as specifically amended hereby or waived herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement or any other Loan Document, or in any certificate, letter or communication issued or made pursuant to or with respect to any Loan Document, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

6.2.This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument.  This Amendment shall be governed by the internal laws of the State of Ohio.

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment and Waiver to Credit Agreement as of the date first set forth above.

"Borrower"

Champion Industries, Inc

By	/s/ Todd R. Fry
Name	Todd R. Fry
Title	Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment and Waiver to Credit Agreement]

"Required Lenders"

Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By
Name
Title

[Signature Page to Second Amendment and Waiver to Credit Agreement]

United Bank, Inc.

By
Name
Title

[Signature Page to Second Amendment and Waiver to Credit Agreement]

The Huntington National Bank

By
Name
Title

[Signature Page to Second Amendment and Waiver to Credit Agreement]

Summit Community Bank

By
Name
Title

[Signature Page to Second Amendment and Waiver to Credit Agreement]

SunTrust Bank

By
Name
Title

[Signature Page to Second Amendment and Waiver to Credit Agreement]

Integra Bank N.A.

By
Name
Title

[Signature Page to Second Amendment and Waiver to Credit Agreement]

Schedule 1

Commitments

Name of Lender	Term Loan Commitment	Revolving Credit Commitment
Fifth Third Bank	$18,878,902.38	$6,630,000.00
United Bank Inc.	$7,261,116.30	$2,550,000.00
Huntington Bank	$7,261,116.30	$2,550,000.00
Summit Bank	$4,356,669.78	$1,530,000.00
SunTrust Bank	$8,229,265.14	$2,890,000.00
Integra Bank	$2,420,372.10	$850,000.00
Total	$48,407,442.00	$17,000,000.00

Schedule 2

Credit Agreement Violations

Section 5.01.Organization and Qualification

Dallas Printing Company, Inc. has been administratively dissolved. The Borrower has undertaken the process to reinstate the corporation in Mississippi under the name of Dallas Printing of MS, Inc.  The Borrower does not operate utilizing the name of Dallas Printing or any related names and the existence of this entity or a related named entity is not material to the Company.

Section 6.20.Financial Covenants

The Borrower has violated the following financial covenants expressed in Section 6.20 of the Credit Agreement as of the last day of each of its fiscal quarters throughout its fiscal year 2009 and on January 31, 2010:

6.20(a)Leverage Ratio.  The Borrower is in violation of this covenant.

6.20(b)First Fixed Charge Coverage Ratio.  The Borrower is in violation of this covenant.

6.20(c)Second Fixed Charge Coverage Ratio.  The Borrower is in violation of this covenant.

6.20(d)Minimum EBITDA.  The Borrower is in violation of this covenant.

Schedule 5.10

Subsidiaries

Name	Jurisdiction of Organization	Percentage Ownership	Owner
The Chapman Printing Company, Inc.	West Virginia (qualified in Kentucky)	100%	Champion Industries, Inc.

Stationers, Inc.	West Virginia	100%	Champion Industries, Inc.

Bourque Printing, Inc.	Louisiana	100%	Champion Industries, Inc.

Dallas Printing of MS, Inc. (f/k/a Dallas Printing Company, Inc.)	Mississippi	100%	Champion Industries, Inc.

Carolina Cut Sheets, Inc.	West Virginia	100%	Champion Industries, Inc.

Donihe Graphics, Inc.	Tennessee	100%	Champion Industries, Inc.

Smith & Butterfield Co., Inc.	Indiana	100%	Champion Industries, Inc.

The Merten Company	Ohio	100%	Champion Industries, Inc.

Interform Corporation	Pennsylvania	100%	Champion Industries, Inc.

CHMP Leasing, Inc.	West Virginia	100%	Champion Industries, Inc.

Blue Ridge Printing Co., Inc.	North Carolina	100%	Champion Industries, Inc.

Capitol Business Equipment, Inc.	West Virginia	100%	Stationers, Inc.

Thompson’s of Morgantown, Inc.	West Virginia	100%	Stationers, Inc.

Independent Printing Service, Inc.	Indiana	100%	Smith & Butterfield Co., Inc.

Diez Business Machines, Inc.	Louisiana	100%	Stationers, Inc.

Transdata Systems, Inc.	Louisiana	100%	Bourque Printing, Inc.

Syscan Corporation	West Virginia	100%	Champion Industries, Inc.

Champion Publishing, Inc.	West Virginia	100%	Champion Industries, Inc.

Schedule I
to Compliance Certificate

Champion Industries, Inc.

Compliance Calculations
for Credit Agreement dated as of September 14, 2007

Calculations as of _____________, _______

The following sections set forth the financial covenants established in Section 6.20 of the Credit Agreement along with the primary definitions from Section 1.1 of the Credit Agreement used in such covenants.

A worksheet for calculating covenant compliance is set forth at the end of each respective section.
A.Leverage Ratio (Section 6.20(a))
The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, permit the Leverage Ratio on such date to be greater than:
Fiscal quarter ending on or about:	The Leverage Ratio shall not be greater than:
April 30, 2010	6.50: 1.00
July 31, 2010	6.00: 1.00
October 31, 2010	5.50: 1.00
January 31, 2011	5.00: 1.00
April 30, 2011	4.50:1.00
July 31, 2011	4.25: 1.00
October 31, 2011	4.00: 1.00
January 31, 2012	3.75: 1.00
April 30, 2012 and at each quarter end thereafter	3.50:1.00
“Leverage Ratio” means, as of the date of determination thereof, the ratio of Total Funded Debt of the Borrower and its Subsidiaries as of such date to EBITDA for the period of four fiscal quarters then ended; provided that for purposes of this definition, EBITDA  for the fiscal quarter of the Borrower ending July 31, 2009, shall be equal to $2,231,000, EBITDA for the fiscal quarter of the Borrower ending October 31, 2009, shall be equal to $2,882,000 and EBITDA for the fiscal quarter of the Borrower ending January 31, 2010 shall be equal to $2,412,000.

“Total Funded Debt” means, at any time the same is to be determined, the aggregate of all Indebtedness of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, (h) all obligations under any so-called “synthetic lease” transaction entered into by such Person, (i) all obligations under any so-called “asset securitization” transaction entered into by such Person, and (j) all Contingent Obligations, it being understood that the term “Indebtedness” shall not include trade payables, accrued payroll and commissions, taxes accrued and withheld, accrued and deferred income taxes and other acquired expenses arising in the ordinary course of business.

“EBITDA” means with reference to any period, Net Income for such period minus (a) non-cash extraordinary gains for such period, plus (b) the cash proceeds of any Subordinated Indebtedness issued after the Second Amendment Effective Date and on or before that date which is two Business Days after the date the Borrower is required to deliver a compliance certificate pursuant to Section 6.1(c) hereof with respect to such period, and (c) the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state, and local income taxes for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-cash, non-recurring extraordinary charges (but not including any non-cash Restructuring Charges, as defined below) for such period, to the extent approved in writing by the Administrative Agent in its sole discretion, (v) with respect to any period that includes any fiscal quarter of the Borrower ending on or before October 31, 2010, Restructuring Payments incurred during such period plus any non-cash, non-recurring charges incurred during such period in connection with the Restructuring Plan (collectively, including Restructuring Payments, “Restructuring Charges”); provided, that, these Restructuring Charges may not exceed the estimated amount expressed for such specific charges in the Restructuring Plan, except for increases approved by the Administrative Agent in its sole discretion; provided further, that, the aggregate amount of Restructuring Charges included under this clause (v) shall not exceed $2,500,000 in the aggregate, and (vi) to the extent that the aggregate amount of Restructuring Charges incurred during the Borrower’s fiscal year ending on or about October 31, 2010, is less than $2,500,000 (the amount by which such charges is less than $2,500,000, the “Unused Restructuring Amount”), with respect to any period that includes the Borrower’s fiscal quarter ending on or about January 31, 2011, Restructuring Charges incurred during such fiscal quarter in an amount not to exceed the lesser of (I) the Unused Restructuring Amount and (II) $250,000.

1

“Net Income” means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that, there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Borrower or another Subsidiary, except to the extent that the Borrower has delivered the financial statements of the Acquired Business for such period, which financial statements shall have been audited by an independent accounting firm reasonably satisfactory to the Administrative Agent, and the Administrative Agent agrees to the inclusion of such net income (or net loss) of such Person and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has a equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period.

“Subordinated Debt” means Indebtedness owed by the Borrower to Marshall Reynolds under the Subordinated Notes and all other Subordinated Indebtedness.
“Restructuring Payments” means those cash payments made by the Borrower and its Subsidiaries for non-recurring costs and expenses arising from contracts and other commitments that the Borrower and its Subsidiaries have incurred pursuant to the Restructuring Plan, including, without limitation, lease, utility, severance, relocation and property tax expenses.

2

A. Leverage Ratio Covenant Compliance Calculation:
	[____________, 20___]				[____________, 20___]
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Aggregate for past 4 quarters	Current
1. Total Funded Debt										$__________
2. Net Income for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
3. Non-cash extraordinary gains for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
4. Line A2 minus Line A3	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
5. Cash proceeds of Subordinated Indebtedness for past 4 quarters	$________	$________	$________	$________	$________	$________	$________	$________	$________
6. Interest Expense for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
7. Income taxes for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
8. Depreciation and amortization expense for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
9. Extraordinary charges for past 4 quarters to extent approved by Administrative Agent	$________	$________	$________	$________	$________	$________	$________	$________	$_________
10. For fiscal quarters ending on or before 10/31/10, Restructuring Charges for past 4 quarters	$________	$________	$________	$________	$________	$________	$________	$________	$________
11. For past 4 quarters including fiscal quarter ending on 1/31/11, Restructuring Charges incurred during such quarter (not to exceed lesser of Unused Restructuring Amount & $250,000)	$________	$________	$________	$________	$________	$________	$________	$________	$________
12. Sum of Lines A4, A5, A6, A7, A8, A9, A10 and A11 (“EBITDA”)	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
13. Ratio of Line Line A1 to A12									___: 1.0
14. Line A13 ratio must not exceed									___: 1.0
15. The Borrower is in compliance (circle yes or no)									yes/no

3

B.Fixed Charge Coverage Ratio (Section 6.20(b))
As of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, the Borrower shall maintain on such date a Fixed Charge Coverage Ratio of greater than:
Fiscal quarter ending on or about:	The ratio of EBITDA to Fixed Charges shall not be greater than:
April 30, 2010	1.00: 1.00
July 31, 2010	1.00: 1.00
October 31, 2010	1.00: 1.00
January 31, 2011	1.00: 1.00
April 30, 2011	1.10:1.00
July 31, 2011	1.10: 1.00
October 31, 2011	1.10: 1.00
January 31, 2012	1.10: 1.00
April 30, 2012 and at all times thereafter	1.20:1.00

“Fixed Charge Coverage Ratio” means the ratio of (i) EBITDA for the twelve calendar months then ended minus Capital Expenditures during such period not financed with Indebtedness (which, for purposes of this covenant, will not include Revolving Loans) to (ii) Fixed Charges for the same twelve calendar months then ended; provided that for purposes of this definition, the calculation of the Fixed Charge Coverage Ratio on or about April 30, 2010, shall be for the three calendar month period ending on such date; the calculation of the Fixed Charge Coverage Ratio on or about July 31, 2010, shall be for the six calendar month period ending on such date; and the calculation of the Fixed Charge Coverage Ratio on or about October 31, 2010, shall be for the nine calendar month period ending on such date

“EBITDA” definition is set forth in Section A above.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP; provided, that in the event that Syscan Corporation (“Syscan”) purchases that property commonly known as 3000 West Washington Street, Charleston, West Virginia, and the improvements located thereon, for a purchase price equal to $1,500,000 pursuant to the option granted to Syscan in that certain Assignment of Lease dated as of September 1, 2004 between Williams Land Corporation and Syscan, as the same may be amended, supplemented or otherwise modified from time to time, such consideration shall not constitute a Capital Expenditure hereunder.

“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (“Principal Payments”) of the Borrower and its Subsidiaries (for purposes of clarity, Excess Cash Flow payments made pursuant to Section 2.8(b)(iii) of the Credit Agreement do not constitute Principal Payments), plus (b) the cash portion of any Interest Expense paid or to be paid for such period, plus (c) federal, state, and local income taxes paid in cash during such period (for the avoidance of doubt, cash Tax Refunds received during any such period shall not be subtracted from such income taxes paid in cash), plus (d) Restricted Payments made during such period, plus (e) Restructuring Payments made during such period; provided that, for purposes of determining Fixed Charges, any Restructuring Payments that are lease settlement payments, termination fees or other lump-sum or similar payments (each, a “Satisfaction Payment”) made pursuant to the Restructuring Plan in satisfaction of a larger payable amount owed by the Borrower or a Subsidiary may be divided and allocated on a straight-line basis over a twelve-month term, upon written confirmation in form and substance acceptable to the Administrative Agent from the Borrower’s external auditor of (i) such Satisfaction Payment, (ii) the larger obligation which it satisfies, and (iii) the term of such larger obligation.

“Restricted Payments” means the declaration or payment of dividends on or the making of other distributions in respect of any class or series of the Borrower’s capital stock or other equity interests, and the direct or indirect purchase, redemption, or other acquisition or retiring the Borrower’s capital stock or other equity interests or any warrants, options, or similar instruments for the purposes of acquiring the same.

“Restructuring Payments” definition is set forth in Section A above.

1

B. Fixed Charge Coverage Ratio Covenant Compliance Calculation:
	[______________, 20___]				[______________, 20___]
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Aggregate for past 4 quarters
1. EBITDA from Line A12	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
2. Non-financed Capital Expenditures for past 4 quarters	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
3. Line B1 minus Line B2	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
4. Principal Payments for past 4 quarters	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
5. Cash Interest Expense for past 4 quarters	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
6. Cash income taxes for past 4 quarters	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
7. Restricted Payments for past 4 quarters	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
8. Restructuring Payments for past 4 quarters	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
9. Sum of Lines B4, B5, B6, B7 and B8 (“Fixed Charges”)	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________	$_________
10. Ratio of Line B3 to B9									___: 1.0
11. Line B10 ratio must not be less than									___: 1.0
12. The Borrower is in compliance (circle yes or no)									yes/no

2

C.Intentionally Deleted.
D.Minimum EBITDA (Section 6.20(d))
The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, permit the EBITDA for the twelve calendar months then ended to be less than:

Fiscal quarter ending on or about:	EBITDA shall not be less than:
April 30, 2010	$2,700,000
July 31, 2010	$5,400,000
October 31, 2010	$8,900,000
January 31, 2011	$11,800,000
April 30, 2011	$11,850,000
July 31, 2011	$11,900,000
October 31, 2011	$12,000,000
January 31, 2012	$12,500,000
April 30, 2012	$13,100,000
July 31, 2012	$13,600,000
October 31, 2012	$14,300,000
; provided that, notwithstanding anything in this Section to the contrary, the calculation of the EBITDA on or about April 30, 2010, shall be for the three calendar month period ending on such date; the calculation of the EBITDA on or about July 31, 2010, shall be for the six calendar month period ending on such date; and the calculation of the EBITDA on or about October 31, 2010, shall be for the nine calendar month period ending on such date.

“EBITDA” definition is set forth in Section A above.

D. Minimum EBITDA Covenant Compliance Calculation:
1.EBITDA from Line A12	$___________
2.Line D1 must be greater than	$___________
3.The Borrower is in compliance (circle yes or no)	yes/no

3

E.Maximum Capital Expenditures
During any fiscal year of the Borrower, the Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures in an aggregate amount in excess of:
The Borrower’s Fiscal year ending on or about:	Capital Expenditures shall not exceed:
October 31, 2010	$2,000,000.00
October 31, 2011	$2,000,000.00
October 31, 2012 and each October 31 thereafter	$2,500,000.00
“Capital Expenditures” definition is set forth in Section B above.

E. Maximum Capital Expenditures Covenant Compliance Calculation:
1.Capital Expenditures for past 4 quarters	$___________
2.Line E1 must be less than	$___________
3.The Borrower is in compliance (circle yes or no)	yes/no

4

F.Minimum Revolving Loan Availability
At all times, the Borrower shall have Excess Availability equal to or greater than $1,000,000.
“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the lesser of the Borrowing Base as then determined and computed or the Revolving Credit Commitment as then in effect exceeds (b) the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding.

F. Minimum Revolving Loan Availability Covenant Compliance Calculation:
1.Excess Availability	$___________
2.Line F1 must be greater than or equal to	$1,000,000
3.The Borrower is in compliance (circle yes or no)	yes/no

5

Reaffirmation and Consent

Each of the undersigned heretofore executed and delivered to the Administrative Agent a Guaranty Agreement dated as of September 14, 2007 (the “Guaranty”).  Each of the undersigned hereby consents to the Second Amendment and Waiver to Credit Agreement as set forth above and confirms that its Guaranty, all obligations thereunder, and all Collateral Documents executed and delivered by it, and any Liens created or provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged by the Second Amendment and Waiver to Credit Agreement.  Each of the undersigned further agrees that its consent to any further amendments, waivers or consents in connection with the Credit Agreement shall not be required as a result of this consent having been obtained.  Each of the undersigned acknowledges that the Required Lenders are relying on the assurances provided herein in entering into the Second Amendment and Waiver to Credit Agreement set forth above.

Dated as of:  March 31, 2010

The Chapman Printing Company, Inc., a West Virginia corporation
Stationers, Inc., a West Virginia corporation
Bourque Printing, Inc., a Louisiana corporation
Dallas Printing of MS, Inc. (formerly known as Dallas Printing Company, Inc.), a Mississippi corporation
Carolina Cut Sheets, Inc., a West Virginia corporation
Donihe Graphics, Inc., a Tennessee corporation
Smith & Butterfield Co., Inc., an Indiana corporation
The Merten Company, an Ohio corporation
Interform Corporation, a Pennsylvania corporation
CHMP Leasing, Inc., a West Virginia corporation
Blue Ridge Printing Co., Inc., North Carolina corporation
Capitol Business Equipment, Inc., a West Virginia corporation
Thompson’s of Morgantown, Inc., a West Virginia corporation
Independent Printing Service, Inc., an Indiana corporation
Diez Business Machines, Inc., a Louisiana corporation
Transdata Systems, Inc., a Louisiana corporation
Syscan Corporation, a West Virginia corporation
Champion Publishing, Inc., a West Virginia corporation

By: /s/ Todd R. Fry
Name: Todd R. Fry
Title: Vice President and Chief Financial Officer